UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2008

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky  41011
(Address of principal executive offices)   (Zip Code)

P.O. Box 391, Covington, Kentucky  41012-0391
(Mailing Address)   (Zip Code)

Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

Effective December 31, 2008, in connection with the execution of new executive change in control agreements and the adoption of a new severance pay plan described in Item 5.02 below, the Ashland Inc. Executive Employment Contracts between Ashland and certain executives of Ashland (filed as Exhibit 10.10 to Ashland’s current report on Form 8-K filed on September 28, 2006) were terminated.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2008, Ashland entered into new executive change in control agreements with its Chief Executive Officer (the “CEO Change in Control Agreement”) and certain of its other executive officers (the “Executive Officers Change in Control Agreement”) (collectively the “Change in Control Agreements”).

The prior executive employment agreements included provisions addressing payments and benefit entitlements under two circumstances: (1) termination in the absence of a change in control without cause and (2) termination within two years of a change in control without cause or for good reason.  The new Change in Control Agreements no longer provide for payments and benefits under circumstance (1) above but retain the provisions providing for payments and benefits under circumstance (2) above in the event of a change in control (as defined in the Change in Control Agreements), which are substantially unchanged from the prior executive employment agreements.

As with the prior executive employment agreements, the CEO Change in Control Agreement provides for payment of three times the sum of his or her highest annual base salary and highest target percentage annual incentive compensation in the prior three fiscal years in a lump sum in the seventh month following a qualified termination (as determined under the agreement) from employment. The new Executive Officers Change in Control Agreement would entitle the executive officer to payment of two times the sum of his or her highest annual base salary and highest target percentage annual incentive compensation in the prior three fiscal years in a lump sum in the seventh month following the executive officer’s qualified termination (as determined under the agreement) from employment.

In conjunction with the new Change in Control Agreements, these executive officers will also now be covered by the Ashland Inc. Severance Pay Plan (the “Plan”) in the event of a qualified termination (as defined in the Plan) in the absence of a change in control without cause.

The benefit payable to Ashland’s Chief Executive Officer upon a qualified termination under the Plan is 104 weeks of base pay.  The benefit payable to other executive officers upon a qualified termination under the Plan is 78 weeks of base pay.  Payments would be made as salary continuation if the individual is retirement eligible as defined in the Plan.  If the individual is not retirement eligible the benefit would be paid as a lump sum.  The Plan includes provisions for a six-month delay in payment of any excess severance benefits in accordance with Section 409A of the Internal Revenue Code.

The foregoing description of the Change in Control Agreements and the Severance Pay Plan is not complete and is qualified in its entirety by reference to the complete form of the CEO Change in Control Agreement, the form of the Executive Officer Change in Control Agreement, and the Severance Pay Plan which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of CEO Change in Control Agreement between Ashland and its Chief Executive Officer effective December 31, 2008.

10.2	Form of Executive Officer Change in Control Agreement between Ashland and certain executive officers of Ashland effective December 31, 2008.

10.3	Ashland Inc. Severance Pay Plan effective December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND INC.
(Registrant)

January 7, 2009	/s/ David L. Hausrath
David L. Hausrath
Senior Vice President and General Counsel

EXHIBIT INDEX

10.1	Form of CEO Change in Control Agreement between Ashland and its Chief Executive Officer effective December 31, 2008.
10.2	Form of Executive Officer Change in Control Agreement between Ashland and certain executive officers of Ashland effective December 31, 2008.
10.3	Ashland Inc. Severance Pay Plan effective December 31, 2008.